UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

CCC Intelligent Solutions Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39447	98-1546280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 N. Green Street, 9th Floor
Chicago, Illinois		60607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 621-8070

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCCS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Michael Silva’s previously disclosed departure from the CCC Intelligent Solutions Holdings Inc. (the “Company”) (as reported on the Form 8-K filed with the SEC on October 4, 2024), which departure occurred effective as of December 31, 2024 (the “Departure Date”), the Company and Mr. Silva entered into a separation agreement on the Departure Date (the “Silva Separation Agreement”). Pursuant to the Silva Separation Agreement, Mr. Silva departed his role as the Company’s Executive Vice President, Chief Commercial Officer & Customer Success Officer effective as of the Departure Date.

Pursuant to the Silva Separation Agreement, Mr. Silva will receive the following separation payments and benefits: (i) a cash payment equal to$477,360, payable during the twelve-month period following the Departure Date in twenty-six equal installments of $18,360 in accordance with the Company’s standard payroll practice; (ii) a lump sum cash payment equal to $162,302, payable on the next available pay date following the effective date of the release, as described below; (iii) provided that Mr. Silva timely elects continued health coverage under COBRA, the Company will pay the employer portion of Mr. Silva’s COBRA premiums during the twelve-month period following the Departure Date; and (iv) notwithstanding anything to the contrary set forth in the Company’s 2021 Incentive Equity Plan or any of Mr. Silva’s applicable grant agreements, (x) 63,673 of the time-based restricted stock units (“RSUs”) granted to Mr. Silva that are scheduled to vest no later than March 15, 2025 will remain outstanding and eligible to vest in accordance with the vesting schedule and terms set forth in the applicable grant agreement, and will in any event be settled and paid to Mr. Silva no later than March 15, 2025, (y) 87,210 of the target performance-based restricted stock units (“PSUs”) granted to Mr. Silva with a performance period that ends on December 31, 2024 will remain outstanding and eligible to vest in accordance with the vesting schedule and terms set forth in the applicable grant agreement; provided, that any such PSUs that vest as of the end of such performance period will be settled and paid to Mr. Silva no later than March 15, 2025, and (z) 227,975 of the target PSUs granted to Mr. Silva with a performance period that ends on December 31, 2025 will remain outstanding and eligible to vest in accordance with the vesting schedule and terms set forth in the applicable grant agreement; provided, that any such PSUs that vest as of the end of such performance period will be settled and paid to Mr. Silva no later than March 15, 2026. Any other unvested RSUs and/or PSUs held by Mr. Silva as of the Departure Date were immediately and automatically forfeited for no consideration.

The foregoing separation payments and benefits under the Silva Separation Agreement are subject to and conditioned upon Mr. Silva’s execution and non-revocation of a release of claims, and his continued compliance with restrictive covenants, including, but not limited to, non-competition and employee non-solicitation covenants during the 24-month period following the Departure Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.

Date:	January 3, 2025	By:	/s/ Brian Herb
		Name: Title:	Brian Herb Executive Vice President, Chief Financial and Administrative Officer